UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2024

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

627 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0002 par value per share	SCPX	NYSE American LLC
Common Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2024, Scorpius Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC (the “ThinkEquity”), as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the several Underwriters in a firm commitment public offering (the “Offering”) 12,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.002 per share (the “Common Stock”), or pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Pre-Funded Warrant Shares”) in lieu thereof, at a purchase price of $0.93 per Share and $0.929814 per Pre-Funded Warrant (93% of the public offering price per Share or Pre-Funded Warrant).

On August 7, 2024, ThinkEquity provided the Company with a notice of termination of the Underwriting Agreement based on the suspension of the trading in the Company’s Common Stock on the NYSE American, LLC (“NYSE American”), and as result of the unexpected decision by the staff of the NYSE American with respect to its treatment of the announced public Offering by the Company.

The Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares (collectively referred to as the “Securities”) are being offered by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-280887), as amended to date, filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), that became effective on August 6, 2024. A new underwriting agreement will be entered into if a subsequent offering is consummated and the closing of the Offering is expected to occur on or about August 19, 2024. Trading of the Company’s Common Stock was halted by NYSE American as of August 7, 2024.

The foregoing does not purport to be a complete description of the Underwriting Agreement and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement

The information contained in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 9, 2024, the Company issued a press release announcing that Company has requested, and the NYSE American has approved, a financial viability exception to the NYSE American stockholder approval rules that would allow it to proceed with the closing of an underwritten public offering. The Company intends to pursue the sale of 12,500,000 shares of common stock (or Pre-Funded Warrants in lieu thereof), exclusive of the over-allotment option, at a price of $1.00 per share (inclusive of the Pre-Funded Warrant exercise price). The Underwriting Agreement was terminated in connection with the Offering and a new underwriting agreement will be entered into if the offering is consummated. There can be no assurance that the Company will be able to consummate an offering under these terms or otherwise. The Company will adhere to all applicable provisions relating to the exemption, as outlined in Section 710 of the NYSE American Company Guide, and a closing is intended to occur ten days following the mailing of a notification letter to the Company’s stockholders.

The Audit Committee of the Company’s Board of Directors (the “Board”), composed solely of independent and disinterested members of the Board, determined that the delay associated with obtaining a stockholder vote prior to consummation of the Offering and the issuance of the Securities would seriously jeopardize the financial viability of the Company, and, on that basis, the Audit Committee expressly approved the Company’s reliance on the financial viability exception to the requirement to seek stockholder approval. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with NYSE American requirements, the Company will mail a letter to stockholders, not later than ten days prior to the anticipated closing of the issuance of the Securities, notifying them of its agreement with ThinkEquity, pursuant to an underwriting agreement, to, among other things, issue the Securities upon consummation of the Offering, without obtaining approval from its stockholders (the “Stockholder Letter”). A copy of the Stockholder Letter to be mailed is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information under this Item 7.01, including Exhibit 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 8.01. Other Events

On August 9, 2024, the Company issued a press release announcing that Company has requested, and the NYSE American has approved, a financial viability exception to the NYSE American stockholder approval rules that would allow it to proceed with the closing of an underwritten public offering. The Company intends to pursue the sale of 12,500,000 shares of common stock (or Pre-Funded Warrants in lieu thereof), exclusive of the over-allotment option, at a price of $1.00 per share (inclusive of the Pre-Funded Warrant exercise price). The Underwriting Agreement was terminated in connection with the Offering and a new underwriting agreement will be entered into if the offering is consummated. There can be no assurance that the Company will be able to consummate an offering under these terms or otherwise. The Company will adhere to all applicable provisions relating to the exemption, as outlined in Section 710 of the NYSE American Company Guide, and a closing is intended to occur ten days following the mailing of a notification letter to the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on August 1, 2024 (333-280887))
99.1	Press Release, dated August 9, 2024
99.2	Stockholder Letter, dated August 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2024	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer